EXHIBIT 4.14                CONVERTIBLE LOAN AGREEMENT

                            AMENDMENT AGREEMENT NO 1

AGREEMENT dated ________________August 2001 between:

1.    TRACER PETROLEUM CORPORATION, a corporation incorporated in Canada
      ("Tracer");

2. ROC OIL COMPANY LIMITED (ACN 075 965 856), a company incorporated in New South Wales, Australia ("Roc"); and

3.    TEPCO LTD, a company incorporated in Bermuda ("Tepco").

RECITALS

A. Tracer, Roc and Tepco are parties to the Convertible Loan Agreement dated 22 May 2001 ("Convertible Loan Agreement").

B. Tracer, Roc and Tepco have agreed to amend the Convertible Loan Agreement in the manner set out in this Agreement.

IT IS AGREED AS FOLLOWS.

1.    Interpretation

      In this Agreement, headings are for convenience only and shall not effect interpretation and terms defined in the Convertible Loan Agreement and used in this Agreement and shall have the same meaning as in the Convertible Loan Agreement.

2.    Amendments to Convertible Loan Agreement

      The Convertible Loan Agreement shall, with effect from the date of this Agreement, be amended in the following manner:

      (a)   Clause 1.1 - add the following definitions in Clause 1.1:

            ""Future Project" means a petroleum and/or natural gas exploration, development and/or production project in whatever form carried out including, without limitation, by way of production sharing contract, service contract, lease, licence, permit or other authorization but does not include:

            (i)   the Project;

            (ii) Tracer's direct or indirect interest in Transmeridian Exploration Inc ("TMIE");

            "Future Project Interest" means any direct or indirect interest in a Future Project including, without limitation, an interest:

            (i) in a production sharing contract, service contract, lease, licence, permit or other authorisation relating to the Future Project;


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            (ii)  in a joint operating agreement, joint venture agreement or other incorporated or unincorporated joint venture that carries out, or has an interest (including, without limitation, an interest of the kind described in paragraph (a) above) in the Future Project;

            (iii) (A)   in shares or other securities of a company or other body
                        corporate;

                  (B)   in units in a unit trust; or

                  (C)   in a partnership,

                  that carries out or has an interest (including, without limitation, an interest of the kind described in paragraphs
                  (a) and/or (b)) in the Future Project or is the operator or the manager of the Future Project;

            "Project" means the upstream petroleum exploration and development opportunity in the Islamic Republic of Iran known as the South Pars Oil Layer Project";

      (b)   Clause 2.1(b)(ii)(A) - in Clause 2.1(a)(ii)(A) delete "US$3,137,000"
            and substitute in lieu "US$3,507,510";

      (c)   Clause 2.1(b)(ii)(B) - in Clause 2.1(a)(ii)(B) delete "US$1,568,500"
            wherever appearing and substitute in lieu "US$1,753,755";

      (d) Clause 2.2 - in Clause 2.2 delete the words "Tracer and TEPCO of an upstream petroleum exploration and development opportunity in the Islamic Republic of Iran ("Iran") known as the South Pars Oil Layer Project (the "Project")" and substitute in lieu:

            ":

            (a)   by Tracer and TEPCO of the Project;

            (b)   by Tracer and its Affiliates of Future Projects."

      (e) Clause 2.3(a) - in Clause 2.3(a) delete "US$663,000" and substitute in lieu "US$292,490";

      (f) Clause 2.3(c) - in Clause 2.3(c) delete "US$3,137,000" and substitute in lieu "US$3,507,510";

      (g)   Clause 2.4(a) - in Clause 2.4(a):

            (iii) delete "and July" in line 2 and substitute in lieu "July,
                  August, September and October"; and

            (iv) delete "July 31, 2001" in line 3 and substitute in lieu "October 31, 2001";

      (h)   Clause 2.8 - in Clause 2.8:


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            (i)   in line 11 delete "interest in any future petroleum or natural gas, exploration, development or production project or business opportunity in Iran ("Future Project")" and substitute in lieu "Future Project Interest";

            (ii) add after the words "Future Project" wherever appearing the word "Interest";

      (i) Clause 2.9 - in Clause 2.9 delete "July 31, 2001" in line 3 and substitute in lieu "October 31, 2001";

      (j) "Clause 2.12 - in Clause 2.12, add after "Project" in line 2 the words "and give details of all Future Projects that Tracer or Tracer Affiliates have pursued" and add after "Project in line 3 the words "and pursuing Future Projects"

      (k) Clause 3.3(b) - in Clause 3.3(b) delete "US$3,137,000" and substitute in lieu "US$3,507,510";

      (l) Clause 3.3(c) - in Clause 3.3(c) delete "US$3,137,000 and substitute in lieu "US$3,507,510";

      (m) Clause 3.4 (b) - in Clause 3.4(b) delete "US$1,568,500" and substitute in lieu "US$1,753,755";

      (n) Clause 3.4(c) - Clause 3.4(c) delete "US$1,568,500" and substitute in lieu "US$1,753,755";

      (o) Clause 3.4(j) - in Clause 3.4(j) delete "US$1,568,500" and substitute in lieu "US$1,753,755"; and

      (p) Schedule A - delete Schedule A and substitute in lieu the First Roc Loan Budget set out in Annexure A to this Agreement.

3.    Ratification

      Tracer, Roc and Tepco ratify and confirm the provisions of the Convertible Loan Agreement as amended by this Agreement.

4.    Counterparts

      This Agreement may be executed in counterpart. Once a counterpart executed by a party has been exchanged for a counterpart executed by each other party, this Agreement shall be deemed to be fully executed and effective from its date.

5.    Governing Law

      This Agreement and all matters arising under it shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in that Province. Each party attorns and submits to the jurisdiction of the courts of the Province of Alberta for the determination of all matters arising under this Agreement.


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Executed by Parties

TRACER PETROLEUM CORPORATION

Per:
    --------------------------------

Per:
    --------------------------------


ROC OIL COMPANY LIMITED

Per:
    --------------------------------

Per:
    --------------------------------


TEPCO LTD

Per:
    --------------------------------

Per:
    --------------------------------


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                                   ANNEXURE A

                  NEW SCHEDULE A TO CONVERTIBLE LOAN AGREEMENT


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